Exhibit 99.1

Five9 Reports First Quarter Revenue Growth of 33% to a Record $182.8 Million
46% Growth in LTM Enterprise Subscription Revenue
16% Operating Cash Flow Margin in the First Quarter
Raises 2022 Guidance for Both Revenue and Bottom Line
SAN RAMON, Calif. - April 28, 2022 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the first quarter ended March 31, 2022.
First Quarter 2022 Financial Results
•Revenue for the first quarter of 2022 increased 33% to a record $182.8 million, compared to $137.9 million for the first quarter of 2021.
•GAAP gross margin was 51.4% for the first quarter of 2022, compared to 56.6% for the first quarter of 2021.
•Adjusted gross margin was 60.5% for the first quarter of 2022, compared to 64.0% for the first quarter of 2021.
•GAAP net loss for the first quarter of 2022 was $(34.1) million, or $(0.49) per basic share, compared to GAAP net loss of $(12.3) million, or $(0.18) per basic share, for the first quarter of 2021.
•Non-GAAP net income for the first quarter of 2022 was $15.6 million, or $0.22 per diluted share, compared to non-GAAP net income of $16.1 million, or $0.23 per diluted share, for the first quarter of 2021.
•Adjusted EBITDA for the first quarter of 2022 was $24.5 million, or 13.4% of revenue, compared to $22.2 million, or 16.1% of revenue, for the first quarter of 2021.
•GAAP operating cash flow for the first quarter of 2022 was $28.7 million, compared to GAAP operating cash flow of $13.8 million for the first quarter of 2021.

“We are extremely pleased to report a strong start to the year with first quarter revenue growing 33% year-over-year to a record $182.8 million. This growth continues to be driven primarily by the strength of our Enterprise business where LTM subscription revenue grew 46% year-over-year as a result of our scalable, reliable and secure platform, our successful march up market, and our expanding global presence. Our platform can meet the needs of the largest companies in the world as demonstrated by our record customer win during the quarter with a healthcare conglomerate who is anticipated to roll out tens of thousands of seats with Five9, generating an anticipated annual recurring revenue of over $40 million in software subscription alone. Additionally, we have maintained our focus on balanced and efficient growth, achieving an adjusted EBITDA margin of 13% and operating cash flow margin of 16%, while continuing to make progress on expanding our public cloud footprint and capitalizing on the immutable trends surrounding digital transformation, the shift from premise to cloud and efficiency via AI and Automation.”

- Rowan Trollope, CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the global economic impact of the Russia-Ukraine Conflict and the COVID-19 pandemic.
•For the full year 2022, Five9 expects to report:
•Revenue in the range of $770.0 to $773.0 million.
•Non-GAAP net income per share in the range of $1.22 to $1.24, assuming diluted shares outstanding of approximately 73 million.
•For the second quarter of 2022, Five9 expects to report:
•Revenue in the range of $179.0 to $180.0 million.
•Non-GAAP net income per share in the range of $0.17 to $0.19, assuming diluted shares outstanding of approximately 72 million.

With respect to Five9’s guidance as provided above, Five9 has not reconciled its expectations as to non-GAAP net income per share to GAAP net loss per share because stock-based compensation and one-time costs cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call Details
Five9 will discuss its first quarter 2022 results today, April 28, 2022, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, exit costs related to the closure and relocation of our Russian operations, and one-time integration costs. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, exit costs related to closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense, and provision for (benefit from) income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP operating income: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, and contingent consideration expense. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense and tax provision associated with acquired companies. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s ability to acquire larger customers, anticipated customer annual recurring revenue, investments and progress in public cloud, digital transformation, automation and AI, and the second quarter and full year 2022 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Other risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately retain and expand our sales force will impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (vii) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (viii) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (ix) adverse economic conditions may harm our business; (x) the effects of the COVID-19 pandemic have materially affected how we, our clients and business partners are operating, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain; (xi) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xii) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xiii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (xiv) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xvi) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xvii) we have a history of losses and we may be unable to achieve or sustain profitability; (xviii) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xix) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xx) failure to comply with laws and regulations could harm our business and our reputation; (xxi) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; (xxii) risks related to the Russia-Ukraine conflict, including its impact on the global economy; and (xxiii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than nine billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$100,151	$90,878
Marketable investments	377,519	378,980
Accounts receivable, net	77,912	83,731
Prepaid expenses and other current assets	32,534	30,342
Deferred contract acquisition costs, net	36,478	33,295
Total current assets	624,594	617,226
Property and equipment, net	91,476	77,785
Operating lease right-of-use assets	46,536	48,703
Intangible assets, net	36,950	39,897
Goodwill	165,420	165,420
Marketable investments	118,707	147,377
Other assets	11,748	11,871
Deferred contract acquisition costs, net — less current portion	92,964	84,663
Total assets	$1,188,395	$1,192,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,981	$20,510
Accrued and other current liabilities	91,411	78,577
Operating lease liabilities	10,135	9,826
Accrued federal fees	1,650	2,282
Sales tax liabilities	2,047	2,660
Deferred revenue	46,564	43,720
Total current liabilities	183,788	157,575
Convertible senior notes	737,865	768,599
Sales tax liabilities — less current portion	883	877
Operating lease liabilities — less current portion	44,818	47,088
Other long-term liabilities	6,682	7,671
Total liabilities	974,036	981,810
Stockholders’ equity:
Common stock	70	68
Additional paid-in capital	480,215	439,787
Accumulated other comprehensive loss	(3,370)	(287)
Accumulated deficit	(262,556)	(228,436)
Total stockholders’ equity	214,359	211,132
Total liabilities and stockholders’ equity	$1,188,395	$1,192,942

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021

Revenue	$182,777	$137,882
Cost of revenue	88,867	59,803
Gross profit	93,910	78,079
Operating expenses:
Research and development	35,824	22,121
Sales and marketing	64,611	44,799
General and administrative	24,314	22,245
Total operating expenses	124,749	89,165
Loss from operations	(30,839)	(11,086)
Other (expense) income, net:
Interest expense	(1,870)	(1,938)
Interest income and other	845	175
Total other (expense) income, net	(1,025)	(1,763)
Loss before income taxes	(31,864)	(12,849)
Provision for (benefit from) income taxes	2,256	(517)
Net loss	$(34,120)	$(12,332)
Net loss per share:
Basic and diluted	$(0.49)	$(0.18)
Shares used in computing net loss per share:
Basic and diluted	68,974	66,721

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net loss	$(34,120)	$(12,332)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,795	8,763
Amortization of operating lease right-of-use assets	2,403	2,389
Amortization of deferred contract acquisition costs	8,678	5,540
Amortization of premium on marketable investments	700	1,682
Provision for doubtful accounts	222	160
Stock-based compensation	39,394	20,908
Amortization of discount and issuance costs on convertible senior notes	930	974
Deferred taxes	1,889	—
Change in fair of value of contingent consideration	260	2,500
Other	210	186
Changes in operating assets and liabilities:
Accounts receivable	5,566	(3,543)
Prepaid expenses and other current assets	(2,162)	(3,524)
Deferred contract acquisition costs	(20,160)	(15,983)
Other assets	234	101
Accounts payable	11,133	351
Accrued and other current liabilities	2,096	5,299
Accrued federal fees and sales tax liability	(1,239)	738
Deferred revenue	2,659	322
Other liabilities	(764)	(766)
Net cash provided by operating activities	28,724	13,765
Cash flows from investing activities:
Purchases of marketable investments	(105,277)	(163,683)
Proceeds from sales of marketable investments	600	—
Proceeds from maturities of marketable investments	130,821	120,182
Purchases of property and equipment	(12,398)	(8,229)
Capitalization of software development costs	(569)	—
Cash paid for an equity investment in a privately-held company	(2,000)	—
Net cash provided by (used in) investing activities	11,177	(51,730)
Cash flows from financing activities:
Repurchase of a portion of 2023 convertible senior notes, net of costs	(31,905)	(7,840)
Proceeds from exercise of common stock options	1,277	2,215
Payments of finance leases	—	(456)
Net cash used in financing activities	(30,628)	(6,081)
Net increase (decrease) in cash and cash equivalents	9,273	(44,046)
Cash and cash equivalents:
Beginning of period	90,878	220,372
End of period	$100,151	$176,326

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021

GAAP gross profit	$93,910	$78,079
GAAP gross margin	51.4%	56.6%
Non-GAAP adjustments:
Depreciation	5,553	4,140
Intangibles amortization	2,947	2,947
Stock-based compensation	7,793	3,105
Exit costs related to closure and relocation of Russian operations	380	—
One-time integration costs	48	30
Adjusted gross profit	$110,631	$88,301
Adjusted gross margin	60.5%	64.0%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021

GAAP net loss	$(34,120)	$(12,332)
Non-GAAP adjustments:
Depreciation and amortization	10,795	8,763
Stock-based compensation	39,394	20,908
Interest expense	1,870	1,938
Interest (income) and other	(845)	(175)
Exit costs related to closure and relocation of Russian operations (1)	3,227	—
Acquisition-related transaction costs and one-time integration costs	1,638	1,094
Contingent consideration expense	260	2,500
Provision for (benefit from) income taxes	2,256	(517)
Adjusted EBITDA	$24,475	$22,179
Adjusted EBITDA as % of revenue	13.4%	16.1%

(1) Exit costs related to the closure and relocation of our Russian operations was $2.7 million during the three months ended March 31, 2022. The $3.2 million adjustment presented above is net of $0.1 million included in “Depreciation and amortization” and $(0.6) million included in “Interest (income) and other.”

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021

Loss from operations	$(30,839)	$(11,086)
Non-GAAP adjustments:
Stock-based compensation	39,394	20,908
Intangibles amortization	2,947	2,947
Exit costs related to closure and relocation of Russian operations	3,332	—
Acquisition-related transaction costs and one-time integration costs	1,638	1,094
Contingent consideration expense	260	2,500
Non-GAAP operating income	$16,732	$16,363

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021

GAAP net loss	$(34,120)	$(12,332)
Non-GAAP adjustments:
Stock-based compensation	39,394	20,908
Intangibles amortization	2,947	2,947
Amortization of discount and issuance costs on convertible senior notes	930	974
Exit costs related to closure and relocation of Russian operations	2,749	—
Acquisition-related transaction costs and one-time integration costs	1,638	1,094
Contingent consideration expense	260	2,500
Tax provision associated with acquired companies	1,830	—
Non-GAAP net income	$15,628	$16,091
GAAP net loss per share:
Basic and diluted	$(0.49)	$(0.18)
Non-GAAP net income per share:
Basic	$0.23	$0.24
Diluted	$0.22	$0.23
Shares used in computing GAAP net loss per share:
Basic and diluted	68,974	66,721
Shares used in computing non-GAAP net income per share:
Basic	68,974	66,721
Diluted	70,671	70,659

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2022			March 31, 2021
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$7,793	$5,553	$2,947	$3,105	$4,140	$2,947
Research and development	10,145	825	—	4,763	596	—
Sales and marketing	13,424	1	—	6,771	1	—
General and administrative	8,032	1,469	—	6,269	1,079	—
Total	$39,394	$7,848	$2,947	$20,908	$5,816	$2,947

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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